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                                                                  Exhibit (g)(5)

                                CUSTODY AGREEMENT


         AGREEMENT, dated as of February 18, 2008 between WisdomTree India Investment Portfolio, Inc., a private company limited by shares and incorporated in the Republic of Mauritius, having its principal office and place of business at 10, Frere Felix de Valois, Port Louis, Mauritius (the "Portfolio"), Portfolio and The Bank of New York, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 ("Custodian").

                              W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth the Portfolio and Custodian agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words shall have the meanings set forth below:

    1. "Authorized Person" shall be any person, whether or not an officer or employee of the Portfolio, duly authorized by the Portfolio's board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as
Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

    2. "BNY Affiliate" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

    3. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

    4. "Business Day" shall mean any day on which Custodian and relevant Depositories are open for business.

    5. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Portfolio by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

    6. "Composite Currency Unit" shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

    7. "Depository" shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and

Exchange Commission identified to the Portfolio from time to time, and (d) the respective successors and nominees of the foregoing.

    8. "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Portfolio from time to time, and (d) the respective successors and nominees of the foregoing.

    9. "Instructions" shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, or dedicated transmission lines.

    10. "Oral Instructions" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

    11. "Series" shall mean the various portfolios, if any, of the Portfolio listed on Schedule II hereto as such Schedule may be amended from time to time to add or remove portfolios, and if none are listed references to Series shall be references to the Portfolio.

    12. "Securities" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

    13. "Subcustodian" shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Portfolio from time to time, and their respective successors and nominees.

                                   ARTICLE II
                       APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

    1. (a) The Portfolio hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of the Portfolio.

    (b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Portfolio and Custodian may agree upon (each a "Special




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Account"), and Custodian shall reflect therein such assets as the Portfolio may specify in a Certificate or Instructions.

    (c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Portfolio and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Portfolio may specify in a Certificate or Instructions.

    2. The Portfolio hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Portfolio, that:

    (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

    (b) This Agreement has been duly authorized, executed and delivered by the Portfolio, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Portfolio, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

    (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

    (d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Portfolio;

(e) Its board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the "`40 Act"), has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of the '40 Act and Rule 17f-5 thereunder;

    (f) The Portfolio or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the `40 Act;

    (g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods




                                      -3-
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selected by it, agrees that the security procedures to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

    (h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the `40 Act;

    (i) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the `40 Act;

    (j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

    (k) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

    3. The Portfolio hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian's request a Form FR U-1 (or successor form) whenever the Portfolio borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

    4. Custodian hereby represents and warrants, which representations and warranties shall be continuing, that:

    (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

    (b) This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

    (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;


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                                  ARTICLE III
                          CUSTODY AND RELATED SERVICES

    1. (a) Subject to the terms hereof, the Portfolio hereby authorizes Custodian to hold any Securities received by it from time to time for the Portfolio's account. Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Portfolio, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the "Replacement Subcustodian"). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Portfolio's board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the `40 Act and Rule 17f-5 thereunder.

    (b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Portfolio by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

    (c) With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Portfolio, such reports as are available concerning the internal accounting controls and financial strength of Custodian and such Depository.

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    (d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Portfolio with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Portfolio of any material change in such risks. The Portfolio acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

    2. Custodian shall furnish the Portfolio with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

    3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

    (a) Receive all income and other payments and advise the Portfolio as promptly as practicable of any such amounts due but not paid;

    (b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Portfolio as promptly as practicable of any such amounts due but not paid;

    (c) Promptly forward to the Portfolio copies of all information or documents that it may actually receive from an issuer of Securities which, in the reasonable opinion of Custodian, are intended for the beneficial owner of Securities;

    (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

    (e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

    (f) Endorse for collection checks, drafts or other negotiable instruments.

    4. (a) Custodian shall promptly notify the Portfolio of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, and shall promptly forward to the Portfolio any notices, information statements or other materials received in connection with such rights or discretionary actions, provided that Custodian has actually received, from the issuer or the relevant Depository

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(with respect to Securities issued in the United States) or from the relevant
Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Portfolio.

    (b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Portfolio or provide for discretionary action or alternative courses of action by the Portfolio, the Portfolio shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Portfolio's Certificate or Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Portfolio). Absent Custodian's timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

    5. All voting rights with respect to Securities, however registered, shall be exercised by the Portfolio or its designee. For Securities issued in the United States, Custodian's only duty shall be to mail to the Portfolio any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian's only duty other than forwarding such materials, if any, as Custodian may receive, shall be to provide the Portfolio with access to a provider of global proxy services at the Portfolio's request. The Portfolio shall be responsible for all costs associated with its use of such services.

    6. Custodian shall promptly advise the Portfolio upon Custodian's actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Portfolio has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

    7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by the Custodian in writing.

    8. The Portfolio shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of the Portfolio or any transaction related thereto. The Portfolio shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Portfolio (including any payment of Tax required

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by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Portfolio, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Portfolio of the additional amount of cash (in the appropriate currency) required, and the Portfolio shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Portfolio is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Portfolio under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Portfolio all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for re Portfolio, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Portfolio to Custodian hereunder. The Portfolio hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation provided by the Portfolio, and such obligation to indemnify shall be a continuing obligation of the Portfolio, its successors and assigns notwithstanding the termination of this Agreement.

    9. (a) For the purpose of settling Securities and foreign exchange transactions, the Portfolio shall provide Custodian with sufficient immediately available Portfolios for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available Portfolios" shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Portfolio with immediately available Portfolios each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such Portfolios shall be in U.S. dollars or such other currency as the Portfolio may specify to Custodian.

    (b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Portfolio may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Portfolio. The

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Portfolio shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

    (c) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor to provide Securities' pricing information (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. The Portfolio understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide pricing information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

    10. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Portfolio to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

    11. In the event of a loss of Securities for which loss Custodian is responsible under the terms of this Agreement, Custodian shall replace such security, or in the event that a replacement can not be effected in such markets, and on such terms, as Custodian considers reasonable, Custodian shall, based on the fair market applicable and available price, pay to the Portfolio the value on the date of discovery with respect to any Securities which were not used as part of a redemption, and pay to the Portfolio the value on the redemption date for those Securities which were part of a redemption, or such other amount as may be agreed by the parties.

    12. Custodian shall have, and will maintain, such backup, contingency and disaster recovery procedures as are required by its regulators.

                                   ARTICLE IV
                        PURCHASE AND SALE OF SECURITIES;
                               CREDITS TO ACCOUNT

    1. Promptly after each purchase or sale of Securities by the Portfolio, the Portfolio shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

    2. The Portfolio understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefore may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefore (or agent) against receipt with the expectation of receiving later payment for such Securities. The Portfolio assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

    3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Portfolio, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefore. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available Portfolios which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

                                   ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS

    1. If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Portfolio is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to The Bank of New York (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of
Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Portfolio for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Portfolio hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting in Custodian's behalf. The Portfolio authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on Custodian's books.

    2. If the Portfolio borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Portfolio shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Portfolio on the borrowing date, (f) the Securities to be delivered or segregated as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the `40 Act and the Portfolio's prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Portfolio shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Portfolio fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

                                   ARTICLE VI
                          SALE AND REDEMPTION OF SHARES

    1. Whenever the Portfolio shall sell any shares issued by the Portfolio ("Shares") it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

    2. Upon receipt of such Securities and/or money, Custodian shall credit such Securities and/or money to an Account in the name of the Series for which such money was received.

    3. Except as provided hereinafter, whenever the Portfolio desires Custodian to make payment out of the Securities and/or money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the Securities and/or money held in an Account of the appropriate Series.

                                  ARTICLE VII
                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

    1. Whenever the Portfolio shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

    2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Portfolio specified therein.

                                  ARTICLE VIII
                              CONCERNING CUSTODIAN

    1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against the Portfolio, except those Losses arising out of Custodian's own negligence or willful misconduct or breach of any representation or warranty of Custodian contained in this Agreement. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder. With respect to any Losses incurred by the Portfolio as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian. Custodian's sole responsibility and liability to the Portfolio shall be limited to (i) in the case of a Subcustodian listed in Part B of the Schedule of Subcustodians attached hereto (as such Schedule may be revised by Custodian from time to time) amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian), and (ii) in the case of a Subcustodian listed in Part A of such Schedule (as such Schedule may be revised by Custodian from time to time), the amount for which such Subcustodian is liable to Custodian under its subcustodian agreement and the law governing such agreement. In no event shall Custodian be liable to the Portfolio or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall BNY or any Subcustodian be liable:
(i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Portfolio, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of
Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder, any Foreign Depository; or
(viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Portfolio, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

    (b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

    (c) The Portfolio agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Portfolio; provided however, that the Portfolio shall not indemnify Custodian for those Losses arising out of Custodian's own negligence or willful misconduct or breach of any representation or warranty of Custodian contained in this Agreement. Custodian shall promptly give notice of any claim, but a delay in giving notice shall not affect the Custodian's right to indemnification, and shall discuss its response, defense and legal action with respect thereto with the Portfolio's counsel. Custodian agrees to keep the Portfolio informed of the status of, and material developments in, any lawsuit, litigation or other proceeding relating to such claim, and its counsel shall discuss its response, defense and legal action with respect to any claim, but Custodian's counsel shall control any response, defense, or legal action, including any settlement, without the consent or approval of the Portfolio's counsel and even if the Portfolio's counsel disagrees. In the event Custodian enters any settlement for an amount which is unreasonable, the Portfolio shall not be liable for, and its indemnity to Custodian shall not include, the difference between the dollar amount of Custodian's settlement and the highest dollar amount of a settlement which would have been reasonable. This indemnity shall be a continuing obligation of the Portfolio, its successors and assigns, notwithstanding the termination of this Agreement.

    2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

    (a) Any Losses incurred by the Portfolio or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

    (b) The validity of the issue of any Securities purchased, sold, or written by or for the Portfolio, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefore;

    (c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefore;

    (d) The legality of the declaration or payment of any dividend or distribution by the Portfolio;

    (e) The legality of any borrowing by the Portfolio;

    (f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Portfolio against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Portfolio. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Portfolio are lent makes payment to it of any dividends or interest which are payable to or for the account of the Portfolio during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Portfolio in the event that such dividends or interest are not paid and received when due;

    (g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Portfolio; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Portfolio of any variation margin payment or similar payment which the Portfolio may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Portfolio is entitled to receive, or to notify the Portfolio of Custodian's receipt or non-receipt of any such payment; or

    (h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Portfolio and specifically allocated to a Series are such as properly may be held by the Portfolio or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Portfolio, whether or not involving Custodian, are such transactions as may properly be engaged in by the Portfolio.

    3. Custodian may, with respect to questions of law specifically regarding an Account, obtain and act upon the advice of counsel of its own internal counsel or at the Trust's expense its external counsel, and shall promptly advise the Portfolio of the advice or opinion of either such counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice, provided such advice or opinion is not unreasonable or inconsistent with generally accepted industry legal standards, and further provided that unless the circumstances do not reasonably permit the giving of notice to the Portfolio, Custodian shall give to the Portfolio notice of the counsel it intends to use and await the Portfolio's approval thereof, which approval shall not be unreasonably withheld, and shall give prompt after the fact notice where prior notice is not given, except that no such notice or approval shall be required with respect to any matter or question of law referred solely to Custodian's in-house counsel.

    4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment, except Custodian will make a second demand and presentment and will promptly notify the Portfolio in writing of such default or refusal to pay.

    5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

    6. The Portfolio shall pay to Custodian the fees and charges as may be specifically agreed upon in writing from time to time.

    7. Custodian has the right to debit any cash account for any amount payable by the Portfolio in connection with any and all obligations of the Portfolio to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Portfolio shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Portfolio to retain or set-off, against such obligations of the Portfolio, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Portfolio, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Portfolio in any currency or Composite Currency Unit. Any such asset of, or obligation to, the Portfolio may be transferred to Custodian and any BNY Affiliate in order to effect the above rights

    8. The Portfolio agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Portfolio agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Portfolio elects to transmit Instructions through an on-line communications system offered by Custodian, the Portfolio's use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto, and Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Portfolio understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person, and the Portfolio shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian.

    9. The books and records pertaining to the Portfolio which are in possession of Custodian shall be the property of the Portfolio. Such books and records shall be prepared and maintained as required by the `40 Act and the rules thereunder. The Portfolio, or its authorized representatives, shall have access to such books and records during Custodian's normal business hours. Upon the reasonable request of the Portfolio, copies of any such books and records shall be provided by Custodian to the Portfolio or its authorized representative. Upon the reasonable request of the Portfolio, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

    10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Portfolio with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control and procedures for safeguarding securities as the Portfolio may reasonably request from time to time.

    11. Custodian shall promptly provide the Portfolio annually with an SAS 70 report.

    12. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation, except those specifically set forth herein, shall be implied against Custodian in connection with this Agreement.

                                   ARTICLE IX
                                   TERMINATION

    1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than one hundred eighty (180) days after the date of giving of such notice, provided that any such termination prior to the first anniversary of the date first above written may only be for cause. In the event such notice is given by the Portfolio, it shall be accompanied by a copy of a resolution of the board of the Portfolio, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Portfolio shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Portfolio, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Portfolio, Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Portfolio and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

    2. If a successor custodian is not designated by the Portfolio or Custodian in accordance with the preceding Section, the Portfolio shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Portfolio) and money then owned by the Portfolio be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Portfolio to hold such Securities hereunder in accordance with this Agreement.


                                   ARTICLE X
                                  MISCELLANEOUS

    1. The Portfolio agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

    2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

    3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Portfolio shall be sufficiently given if addressed to the Portfolio and received by it at the offices of Multiconsult Ltd., 10, Frere Felix de Valois, Port Louis, Mauritius, with a copy to WisdomTree Asset Management, Inc., 380 Madison Avenue, 21st Floor, New York, NY 10017 or at such other place as the Portfolio may from time to time designate in writing.

    4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

    5. The Custodian agrees that it shall act in accordance with the measures it has implemented and reasonably designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safekeeping Customer Information contained in 12 CFR Part 208, Appendix D-2.

    6. It is expressly acknowledged and agreed that the obligations of the Portfolio hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Portfolio personally, but shall bind only the trust property of the Portfolio, as provided in the Portfolio's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Portfolio and signed by an officer of the Portfolio acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Portfolio as provided in its Declaration of Trust.

    7. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. , This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

    8. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Portfolio and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Portfolio and the Custodian hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Portfolio and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

    9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


    IN WITNESS WHEREOF, the Portfolio and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                 WISDOMTREE INDIA INVESTMENT PORTFOLIO, INC.


                                 By:   /s/ Jonathan Steinberg
                                       -------------------------
                                       Name: Jonathan Steinberg
                                       Title:  Director


                                 THE BANK OF NEW YORK


                                 By:   /s/ Andrew Pfeiffer
                                       ----------------------------
                                 Name: Andrew Pfeifer
                                       Title: Vice President

                                   SCHEDULE I
                        CERTIFICATE OF AUTHORIZED PERSONS
                 (The Portfolio - Oral and Written Instructions)


         The undersigned hereby certifies that he/she is a duly appointed and acting Director of WisdomTree India Investment Portfolio, Inc. (the " Portfolio"), and further certifies that the following persons have been duly authorized in conformity with the Portfolio's Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Custody Agreement between the Portfolio and Custodian dated as of February 18, 2008, and that the signatures appearing opposite their names are true and correct:


--------------------------            --------------------------                    -------------------------
Name: Michael Jackson                 Title:  Director of Fund Services,            Signature
                                      WTAM

--------------------------            --------------------------                    -------------------------
Name                                  Title                                         Signature


--------------------------            --------------------------                    -------------------------
Name                                  Title                                         Signature


--------------------------            --------------------------                    -------------------------
Name                                  Title                                         Signature


--------------------------            --------------------------                    -------------------------
Name                                  Title                                         Signature


--------------------------            --------------------------                    -------------------------
Name                                  Title                                         Signature


--------------------------            --------------------------                    -------------------------
Name                                  Title                                         Signature


    This certificate supersedes any certificate of Authorized Persons you may currently have on file.


                                     By:
                                        ----------------------------------------
                                             Name: Jonathan Steinberg
                                             Title: Director

Date: February __, 2008

                                   SCHEDULE II

                                     SERIES


                                      None

                                   APPENDIX I

                              THE BANK OF NEW YORK

                  ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

                              TERMS AND CONDITIONS

    1. License; Use. Upon delivery to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person of the Portfolio of software enabling the Portfolio to obtain access to the System (the "Software"), Custodian grants to the Portfolio a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). The Portfolio shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Portfolio with respect to the Software. The Portfolio, based on the Custodian's representations, acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Portfolio further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. The Portfolio shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall you attempt to decompile, reverse engineer or modify the Software. The Portfolio may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian's prior written consent. The Portfolio may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Portfolio shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian's request.

    2. Equipment. The Portfolio shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

    3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Portfolio (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian or its suppliers. The
Portfolio shall keep the Information confidential by using the same care and discretion that the Portfolio uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Portfolio shall return to Custodian any and all copies of the Information which are in its possession or under its control.

    4. Modifications. Custodian reserves the right to modify the Software from time to time and the Portfolio shall install new releases of the Software as Custodian may direct. The Portfolio agrees not to modify or attempt to modify the Software without Custodian's prior written consent. The Portfolio acknowledges that any modifications to the Software, whether by the Portfolio or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

    5. NO REPRESENTATIONS OR WARRANTIES. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE PORTFOLIO ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED "AS IS." IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE PORTFOLIO MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

    6. Security; Reliance; Unauthorized Use. The Portfolio will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions. Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System. The Portfolio acknowledges that it is its sole responsibility to assure that only persons duly authorized use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

    7. System Acknowledgments. Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and the Portfolio may not claim that such transmission was received by Custodian.

    8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE PORTFOLIO MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO THE PORTFOLIO OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Portfolio hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

    9. ENCRYPTION. The Portfolio acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Portfolio agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Portfolio, for the purpose of maintaining, repairing or troubleshooting the System or the Software.



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